Exhibit 99.1

Cogent Biosciences Announces Oversubscribed $225 Million Private Placement

Pro-forma cash, cash equivalents and marketable securities expected to fund the Company into 2027 and through clinical readouts from ongoing SUMMIT, PEAK and APEX registration-directed trials

Cogent to host investor webcast at 8:00 a.m. ET on February 23 to review the SUMMIT Part 1b data with bezuclastinib at AAAAI annual meeting

WALTHAM, Mass. and BOULDER, Colo., February 14, 2024 – Cogent Biosciences, Inc. (Nasdaq: COGT), a biotechnology company focused on developing precision therapies for genetically defined diseases, today announced it has entered into a securities purchase agreement for a private investment in public equity financing that is expected to result in gross proceeds of approximately $225 million to the Company, before deducting placement agent fees and offering expenses.

This financing was led by Commodore Capital and a large investment management firm and included participation from both new and existing investors, including Fairmount Funds, Redmile Group, Janus, TCGX, Adage Capital Partners LP, Venrock Healthcare Capital Partners, Deerfield and Perceptive Advisors.

J.P. Morgan Securities LLC, Jefferies LLC and Piper Sandler & Co. acted as placement agents.

“With this announcement, we put Cogent in an extremely strong financial position to move bezuclastinib rapidly through three ongoing registration-directed clinical trials and toward our ultimate goal of positioning it as the best-in-class KIT mutant inhibitor for patients living with systemic mastocytosis and gastrointestinal stromal tumors,” said Andrew Robbins, President and Chief Executive Officer of Cogent Biosciences. “We are excited to describe our new clinical data update from Part 1b of the SUMMIT clinical trial in patients with Nonadvanced Systemic Mastocytosis at the annual American Academy of Asthma, Allergy and Immunology (AAAAI) meeting later this month.”

Pursuant to the terms of the agreement, Cogent will sell 17 million shares of its common stock at a price of $7.50 per share, representing a premium of approximately 37% to its closing price on February 13, 2024, along with Series B non-voting convertible Preferred Stock (the “Series B Preferred Stock”) convertible into approximately 13 million shares of its common stock to a select group of institutional and accredited healthcare specialist investors in an oversubscribed private placement pursuant to the terms of the securities purchase agreement. Subject to Cogent stockholder approval, each share of Series B Preferred Stock will automatically convert into 1,000 shares of common stock, subject to certain beneficial ownership limitations set by each holder. Cogent anticipates the gross proceeds from the private placement to be approximately $225 million, before deducting any offering-related expenses. The private placement is expected to close on or about February 16, 2024, subject to customary closing conditions.

Cogent intends to use the net proceeds from the proposed financing to fund research and development, activities relating to bezuclastinib and other product candidates, as well as for working capital and general corporate purposes. The proceeds from this financing, combined with current cash, cash equivalents and marketable securities, are expected to fund Cogent into 2027 and through all clinical readouts from SUMMIT, PEAK and APEX registration-directed trials.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Concurrently with the execution of the securities purchase agreement, Cogent and the investors entered into a registration rights agreement pursuant to which Cogent has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issued in the private placement and the shares of common stock issuable upon the conversion of the shares of Series B Preferred Stock issued in the private placement no later than the 45th day after the pricing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

Webcast Information and AAAAI Poster

Cogent will host a webcast on Friday, February 23, 2024 at 8:00 a.m. ET to review the SUMMIT Part 1b data. The live event will be available on the Investors & Media page of Cogent’s website at investors.cogentbio.com. A replay of the webcast will be available approximately two hours after the completion of the event and will be archived for up to 30 days. The AAAAI poster will be made available to registered conference attendees and will also be in the Posters and Publications section of Cogent’s website at www.cogentbio.com/research.

About Cogent Biosciences, Inc.

Cogent Biosciences is a biotechnology company focused on developing precision therapies for genetically defined diseases. The most advanced clinical program, bezuclastinib, is a selective tyrosine kinase inhibitor that is designed to potently inhibit the KIT D816V mutation as well as other mutations in KIT exon 17. KIT D816V is responsible for driving systemic mastocytosis, a serious disease caused by unchecked proliferation of mast cells. Exon 17 mutations are also found in patients with advanced gastrointestinal stromal tumors (GIST), a type of cancer with strong dependence on oncogenic KIT signaling. In addition to bezuclastinib, the Cogent Research Team is developing a portfolio of novel targeted therapies to help patients fighting serious, genetically driven diseases initially targeting mutations in FGFR2, ErbB2 and PI3Kα. Cogent Biosciences is based in Waltham, MA and Boulder, CO. Visit our website for more information at www.cogentbio.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about Cogent’s expectations regarding the completion, timing and size of the private placement, its cash runway, the intended use of the net proceeds, the filing and timing of a resale registration statement and its plans regarding future clinical trials. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results, the rate of enrollment in our clinical trials and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. We may not actually achieve the forecasts or milestones disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to market conditions and the satisfaction of closing conditions and those risks and uncertainties those set forth under the caption “Risk Factors” in Cogent’s most recent Quarterly Report on Form 10-Q filed with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Contact:

Christi Waarich

Senior Director, Investor Relations

christi.waarich@cogentbio.com

617-830-1653

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